Exhibit 99.1

Towerstream Receives NASDAQ Extension

MIDDLETOWN, R.I., July 18, 2016 – Towerstream Corporation (Nasdaq: TWER) (the “Company”), a leading Fixed-Wireless Fiber Alternative company, announced today that it has been granted an extension of its listing on the Nasdaq Capital Market through November 22, 2016.

"We have already effected a reverse stock split to meet the minimum stock price required by Nasdaq rules and are making progress towards meeting the $2.5 million stockholders' equity requirement by the November date" commented Philip Urso, Chief Executive Officer of Towerstream.

About Towerstream Corporation

Towerstream Corporation (NASDAQ:TWER) is a leading Fixed-Wireless Fiber Alternative company delivering high-speed Internet access to businesses. The Company offers broadband services in 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Las Vegas-Reno, and the greater Providence area.

In 2014, Towerstream launched its On-Net fixed-wireless service offering On-Net building tenants access to dedicated, symmetrical high-speed Internet connectivity, with a premier SLA, at market-setting prices.

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Terry McGovern

Vision Advisors

415-902-3001

mcgovern@visionadvisors.net